UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 26, 2017

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:    (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders

The Annual Meeting of Hennessy Advisors, Inc. was held January 26, 2017.  At the Annual Meeting, the following directors were elected for terms expiring at the annual meeting of shareholders to be held in 2018 by the votes indicated:

	For	Withheld	Broker Nonvotes
Neil J. Hennessy	3,344,689	67,464	1,317,088
Teresa M. Nilsen	3,314,764	97,389	1,317,088
Daniel B. Steadman	3,325,871	86,282	1,317,088
Henry Hansel	3,348,548	63,605	1,317,088
Brian A. Hennessy	3,320,102	92,051	1,317,088
Daniel G. Libarle	3,348,548	63,605	1,317,088
Rodger Offenbach	3,348,548	63,605	1,317,088
Susan W. Pomilia	3,343,675	68,478	1,317,088
Thomas L. Seavey	3,348,548	63,605	1,317,088

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	For	Against	Abstained	Broker Nonvotes
Approval, by a non-binding advisory vote, of executive compensation	3,233,257	160,017	18,879	1,317,088

	For	Against	Abstained	Broker Nonvotes
Ratification of the selection of Marcum LLP as the independent registered public accounting firm for Hennessy Advisors, Inc. for fiscal year 2017	4,619,631	12,187	97,423	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2017	HENNESSY ADVISORS, INC. By: /s/ Neil J. Hennessy Neil J. Hennessy President and CEO

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